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                                                                    EXHIBIT 21.1

                            CAMCO INTERNATIONAL INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                    OWNERSHIP
                    SUBSIDIARIES                         JURISDICTION              PERCENTAGE*
                    ------------                         ------------              -----------
Camco International Group Inc.                        Delaware
Camco International Capital Corporation               Delaware
Camco Trading Corp.                                   Texas
Camco Reda Group, Inc.                                Delaware
Camco Drilling Group, Inc.                            Delaware
Camco International Limited                           U.S. Virgin Islands
Camco Services International Inc.                     Texas
  CSI Cameroun S.A.R.L.                               Cameroun
  Adinin-Camco SDN. BHD.                              Brunei                            49
  Camco (Malaysia) SDN. BHD.                          Malaysia                          49
  Camco Oilfield Services Limited                     Trinidad                          80
  Camco Services Danmark                              Denmark                           51
  Camco Services Norway AS                            Norway                            50
  Camco Services of Saudi Arabia Limited              Saudi Arabia                      50
  Marjan Oilfield Services Company                    Abu Dhabi                         49
  Camco LLC                                           Dubai                             49
  K/S Camco Services Norway AS                        Norway                            49
Camco International (Colombia) S.A.                   Colombia
Nowcam Services (Nigeria) Limited                     Nigeria
Camco International (UK) Limited                      United Kingdom
  Camco Drilling Group Limited                        United Kingdom
  Camco, Limited                                      United Kingdom
     Camco Limited                                    Nigeria                           94
     Camco S.A.R.L.                                   France
     Camco U.K. Pension Trustee Limited               United Kingdom
  Camco Soviet Services Limited                       United Kingdom
     Tyumgascamco Limited                             Russia                            49
  Reda Industries Limited                             United Kingdom
     PT Reda Pump                                     Indonesia                         80
  Lasalle Engineering (Holdings) Limited              United Kingdom
     Lasalle Engineering Limited                      United Kingdom
Camco Cayman Limited                                  Cayman Islands
  Camco Asia (Private) Limited                        Singapore
  Camco de Mexico S.A. de C.V.                        Mexico
  Camco de Venezuela S.A.                             Venezuela                         83
     Manufacturas Camco De Venezuela, S.A.            Venezuela
  Camco Well Services                                 Cayman Island
     C.J.R. Limited                                   Cayman Islands
  Camco Wireline, C.A.                                Venezuela
  Petroil Services Corporation                        Cayman Islands                    50
  Camco Reda S.A.                                     Peru
Oilfield Equipment Leasing Limited                    Jersey Islands
Reed Tool Singapore Pte Ltd.                          Singapore
Camco International (Canada) Limited                  Canada
Reed Tool Company S.A.R.L.                            France

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
                                                                                    OWNERSHIP
                    SUBSIDIARIES                         JURISDICTION              PERCENTAGE*
                    ------------                         ------------              -----------
Camco Drilling Group Norge A/S                        Norway
Acc. S.A. de C.V.                                     Mexico                            49
Reda Del Ecuador, S.A.                                Ecuador
Industrial Operations Holdings Inc.                   Liberia
  Reda Ras Al Khaimah Ltd.                            U.A.E.                            47
ESI Private Ltd.                                      Singapore
Reda Pump Company (Singapore) Private Limited         Singapore
  Wan Shih Pump Pte. Ltd.                             Singapore
  Egyptian-American Technical Services Company        Egypt                             50
Camco International (Australia) PTY Limited           Australia
Camco International (Brasil) LTDA                     Brazil
Camco de Argentina S.A.                               Argentina
Camco International (Argentina) S.A.                  Argentina
Production Operators Corp.                            Delaware
  Production Operators Inc.                           Florida
     Kamlok Oil & Gas, Inc.                           Delaware
     Xtra Energy Corporation                          Texas
     TTV, Inc.                                        Texas
     Transmission Systems Inc.                        Delaware
     Texas Tertiary Joint Venture                     Texas
     Servicios Production Operators C.A.              Venezuela
     Production Operators Argentina S.A.              Argentina
     Production Operators Canada, Limited             Canada
     Production Operators Cayman Inc                  Cayman Islands
       POI Operating Company S de R.L.                Mexico
       POI Mexico Service Company S. de R.L.          Mexico
       Wilpro Energy Services (El Furrial) Limited    Cayman Islands                    33
       Guara Project Company                          Cayman Islands                    50
       Equipo de Servicios Petroleros Limitada        Colombia                          16

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* Unless otherwise indicated, subsidiaries are wholly-owned.